UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2009
FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23975	42-1556195

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6950 South Transit Road, P.O. Box 514, Lockport, NY	14095-0514

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (716) 625-7500
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On April 6, 2009, First Niagara Bank (the “Bank”), the wholly owned subsidiary of First Niagara Financial Group, Inc. (the “Company”), entered into a Purchase and Assumption Agreement to acquire $4.2 billion of deposits and 57 western Pennsylvania bank branches from National City Bank (“National City”), a subsidiary of The PNC Financial Services Group, Inc. (“PNC”), for a deposit premium of 1.3% (the “Branch Acquisition”). Also on April 6, 2009, and in connection with the Branch Acquisition, the Company entered into a Securities Purchase Agreement with PNC and National City providing the Company with the option to issue a combination of up to $150 million of Company common stock and notes to PNC and National City, respectively.
An investor presentation on April 7, 2009, describing the Branch Acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Businesses Acquired. Not applicable

(b)	Pro Forma Financial Information. Not Applicable

(c)	Shell Company Transactions: Not Applicable

(d)	Exhibits.

Exhibit No.	Description

99.1	Investor Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST NIAGARA FINANCIAL GROUP, INC.
DATE: April 7, 2009	By:	/s/ Michael W. Harrington
Michael W. Harrington
Chief Financial Officer (Duly authorized representative)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation

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